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                                                                     Exhibit 1.1
                                                                     -----------

                             4,500,000 COMMON SHARES

                             BOYKIN LODGING COMPANY

                                  COMMON SHARES


                             UNDERWRITING AGREEMENT

                                                               February __, 1998

LEHMAN BROTHERS INC.
BT ALEX. BROWN INCORPORATED
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
EVEREN SECURITIES, INC.
McDONALD & COMPANY SECURITIES, INC.
As Representatives of the several
   Underwriters named in Schedule I
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York  10285

Ladies and Gentlemen:

         Boykin Lodging Company, an Ohio corporation (the "Company"), proposes to sell 4,500,000 of the Company's common shares, without par value ("Common Shares"). In addition, the Company proposes to grant to the Underwriters named in Schedule I hereto (the "Underwriters") an option to purchase up to an additional 675,000 Common Shares on the terms and for the purposes set forth in
Section 2 (the "Option Shares"). The 4,500,000 Common Shares referred to above (the "Firm Shares") and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company by the Underwriters and the agreement of Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Partnership"), with respect thereto. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Prospectus (as defined below).

         The Company, the Partnership and certain affiliated parties have executed an Agreement and Plan of Merger, dated December 30, 1997 (the "Merger Agreement"), with Red Lion Inns Limited Partnership, a Delaware limited partnership (together with its subsidiaries, "Red Lion") and certain affiliated parties, pursuant to which the Company has

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agreed to acquire the Doubletree Hotels subject to certain conditions set forth in the Merger Agreement (the "Proposed Merger").

         1. Representations and Warranties. The Company and the Partnership, jointly and severally, represent, warrant and agree with each Underwriter that:

                  (a) A registration statement on Form S-3 (No. 333-39369) with respect to the Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations"), of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. The conditions for use of Form S-3 under the Securities Act for the registrant, as set forth in the General Instructions thereto, have been satisfied. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph
         (b) of Rule 430A of the Rules and Regulations; "Base Prospectus" means the prospectus dated November 14, 1997 included in the Registration Statement at the Effective Time; "Preliminary Prospectus" means the Preliminary Prospectus Supplement subject to completion dated January 30, 1998, together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations; and "Prospectus" means the Prospectus Supplement dated February __, 1998, together with the Base Prospectus, as filed with the Commission pursuant to Rule 424(b)(5) of the Rules and Regulations. Reference made herein to the Registration Statement or to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Registration Statement or such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus


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         will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects with the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The capitalization of the Company is as set forth in the Prospectus under "Capitalization;" all the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights; and the Common Shares of the Company conform to the description thereof in the Registration Statement and the Prospectus.

                  (e) The issuance of general partnership interests by the Partnership in exchange for the Company's contribution to the Partnership of the net proceeds of the sale of the Shares to the Underwriters hereunder has been duly authorized and, when issued in the manner set forth in the Prospectus, will be validly issued, fully paid and non-assessable. Such general partnership interests have been and will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws), are not and will not be issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities and conform in all material respects to the description thereof contained in the Prospectus.


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                  (f) The Company is a duly organized and validly existing
         corporation in good standing under the laws of the State of Ohio. The Company has the corporate power and authority to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Merger Agreement. The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company.

                  (g) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Ohio with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Merger Agreement. The Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on its condition, financial or otherwise, or its earnings, assets, business affairs or business prospects. The Company is the sole general partner of the Partnership and, immediately after the First Delivery Date (after the repurchase of Units contemplated in the Prospectus), will be the sole general partner of the Partnership and will be the holder of all of the outstanding general partnership interests, which represents an __% interest, in the Partnership, free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts and charges.

                  (h) BMC is a duly organized and validly existing limited liability company in good standing under the laws of the State of Ohio. BMC has full limited liability company power to conduct its business as described in the Registration Statement and the Prospectus. BMC is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of BMC.

                  (i) Westboy L.L.C. ("Westboy") is a duly organized and validly existing limited liability company in good standing under the laws of the State of Ohio. Westboy has full limited liability company power to conduct its business as described in the Registration Statement and the Prospectus. Westboy is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business,


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         properties, net worth or results of operations of Westboy. All of the outstanding interests in Westboy are owned by BMC.

                  (j) Each of Boykin Acquisition Corporation I, Inc., an Ohio corporation ("Boykin I"), Boykin Acquisition Corporation II, Inc., an Ohio corporation ("Boykin II"), Boykin Acquisition Partnership, L.P., a Delaware limited partnership ("Boykin LP"), West Doughboy L.L.C., an Ohio limited liability company ("Doughboy"), Boykin Hunt Valley, L.L.C., a Delaware limited liability company ("Hunt Valley"), Shawan Road Hotel Limited Partnership, a Maryland limited partnership ("Shawan"), Boystar Ventures, L.P., an Ohio limited partnership ("Boystar"), Boykin San Diego L.L.C., an Ohio limited liability company ("Boykin San Diego"), and Boykin Kansas City, L.L.C. ., an Ohio limited liability company ("Boykin Kansas City" and, all such entities, collectively, the "Subsidiaries"), has been duly organized or formed and is validly existing or is in full force and effect as a corporation, limited liability company or limited partnership, as the case may be, in its appropriate jurisdiction with corporate, limited liability company or partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposed to engage. Each of the operating agreements or partnership agreements, as applicable, of the Subsidiaries having such agreements is in full force and effect.

                  (k) All of the outstanding capital shares of Boykin I and Boykin II are owned by the Company. All of the outstanding equity interests in Boykin LP are owned by Boykin I and Boykin II. The Partnership is the sole member and owns all of the outstanding equity interests in Hunt Valley. Hunt Valley is the sole general partner and owns a 91% general partnership interest in Shawan. The Partnership is the sole general partner and owns a 91% general partnership interest in Boystar and is a member owning a 100%, 91% and 80% interest in Doughboy, Boykin San Diego and Boykin Kansas City, respectively. All of such interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (subject to capital call provisions contained in the partnership agreements and operating agreements of the Subsidiaries that are partnerships or limited liability companies, respectively) and are owned directly or indirectly by the Company or Partnership, as the case may be, free and clear of all liens, encumbrances, equities, claims, security interests, voting rights and charges. Except for the Partnership and the Subsidiaries, the Company does not own or control, directly or indirectly, any other corporation, partnership, limited liability company, association or other entity.

                  (l) Each of the Partnership and each Subsidiary (other than Boykin I and Boykin II) has, since its formation, been properly treated for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state law as a partnership and not as an association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code. Boykin I and Boykin II are "qualified REIT subsidiaries" within the meaning of Section 856(i) of the Code. No direct or indirect owner of any lessee, and no lessee, of any Hotel or Doubletree Hotel owns any direct or indirect interest in the Company or the Partnership such that any rent under any lease would not constitute "rent from real


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         property" within the meaning of Section 856(d) of the Code. Each of
         Boykin LP, Hunt Valley and Doughboy either (A) since its formation, has been properly treated for purposes of the Code and applicable state law as a partnership and not as a association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or (B) is disregarded as a matter of law for federal tax purposes.

                  (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company or the Partnership, threatened, against the Company, the Partnership, any Subsidiary or Red Lion, or to which the Company, the Partnership, any Subsidiary or Red Lion is a party, or to which any of their properties are subject, which, if determined adversely to the Company, the Partnership, any Subsidiary or Red Lion, would have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operation of such entity.

                  (n) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or the Prospectus by the Securities Act or by the Rules and Regulations that that are not so described or filed as exhibits or incorporated by reference therein as permitted by the Rules and Regulations.

                  (o) None of the Company, the Partnership, any Subsidiary or Red Lion, or, to the knowledge of the Company and the Partnership, any lessee of the Hotels, is (i) in violation of its articles of incorporation or code of regulations, limited partnership certificate or partnership agreement, or articles of organization or operating agreement, as the case may be, (ii) in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (iii) in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound.

                  (p) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company and the Partnership, nor the consummation by the Company and the Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as have been obtained or may be required for the registration of the Shares under the Securities Act and the Exchange Act and compliance with the securities, real estate syndication or Blue Sky laws of various jurisdictions) or any other person (except such as have been obtained),
         (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or code of regulations, limited partnership certificate or partnership agreement or articles of organization or operating agreement, as the case may be, of the Company, the Partnership or any Subsidiary or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company, the Partnership or any Subsidiary is a party or by which any of them or any of their


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         respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company, the Partnership, any Subsidiary or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

                  (q) The accountants, Arthur Andersen LLP, KPMG Peat Marwick LLP, Deloitte & Touche LLP and Rhea and Ivy, P.L.C., who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) or incorporated by reference therein are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (r) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) or incorporated by reference therein, present fairly the consolidated financial position, results of operations and changes in financial position of the Company, BMC, the Hotels and Red Lion, as applicable, on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) or incorporated by reference therein are accurately presented in all material respects and with respect to financial and statistical information and data relating to the Company, BMC, the Hotels and Red Lion, as applicable, are prepared on a basis consistent with such financial statements and the books and records of the Company, BMC, the Hotels and Red Lion, respectively. The unaudited pro forma selected financial statements included in the Registration Statement and the Prospectus or incorporated by reference therein comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of that data. Other than the historical and pro forma financial statements (and schedules) included or incorporated by reference in the Prospectus, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Rules and Regulations.

                  (s) The execution and delivery of, and the performance by the Company and the Partnership of their respective obligations under, this Agreement, have been duly and validly authorized by the Company and the Partnership, respectively, and this Agreement has been duly executed and delivered by the Company and the Partnership and constitutes the valid and legally binding agreement of the Company and the Partnership, enforceable against each of them in accordance with its terms, except to the extent that (i) the enforceability hereof may be subject to insolvency,


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         reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (t) The execution and delivery of, and the performance by the Company, the Partnership and the other Subsidiaries party thereto of their respective obligations under, the Merger Agreement, have been duly and validly authorized by the each such person, and the Merger Agreement has been duly executed and delivered by each such person and constitutes the valid and legally binding agreement of each such person, enforceable against each of them in accordance with its terms, except to the extent that (i) the enforceability thereof may be subject to insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (u) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company, the Partnership, BMC, nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Partnership, BMC or any Subsidiary, as the case may be, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition, financial or otherwise, business, properties, net worth or results of operations of the Company, the Partnership, BMC or any Subsidiary.

                  (v) The Company, the Partnership, each Subsidiary and Red Lion have good and marketable title to all properties described in the Prospectus as being owned by them in fee simple absolute, free and clear of all liens, claims, security interests or other encumbrances, except (i) such as are immaterial or are described in the Registration Statement and the Prospectus, (ii) the condemnation action (the "Bellevue Action") with respect to the Doubletree Hotel located in Bellevue, Washington referred to in the Company Disclosure Letter, dated December 30, 1997, of Red Lion delivered in connection with the Merger Agreement (the "Disclosure Letter") and (iii) the ground leases with respect to the Doubletree Hotels located in Omaha. Nebraska and Springfield, Oregon referred to in the Disclosure Letter; and all the property described in the Prospectus as being held or operated under lease by the Partnership, Westboy and any Subsidiary, is held or operated by it under valid, subsisting and enforceable leases.

                  (w) The Company, the Partnership and each Subsidiary and, to the knowledge of the Company or the Partnership, each lessee of the Hotels and the Doubletree Hotels, carry, or is covered by, insurance in such amounts and covering such risks as the Company and the Partnership believe are adequate for the conduct of their respective businesses and the value of their respective properties and as is

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         customary for companies engaged in similar businesses in similar industries, and the Partnership and each Subsidiary carry business interruption insurance providing loss of revenue coverage at least equal to the projected receipts under lease for twelve months of operation.

                  (x) Each of the Company, the Partnership, each Subsidiary and Red Lion has title insurance on all real properties and improvements thereon described in the Prospectus as owned by them in an amount at least equal to the greater of (i) the cost of acquisition of such real property and improvements thereon and (ii) the replacement cost of construction of the improvements located on such properties.

                  (y) The Company has not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act and the Rules and Regulations.

                  (z) As applicable, each of the Company, the Partnership, BMC, Westboy, each Subsidiary, each other lessee of the Hotels and Red Lion has such permits, licenses (including, without limitation, the liquor licenses with respect to each of the Hotels and the Doubletree Hotels), franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its businesses in the manner described in the Prospectus except where the failure to obtain such permits does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth, or results of operation of the Company; each of the Company, the Partnership, BMC, Westboy, each Subsidiary, each other lessee of the Hotels and Red Lion has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company, the Partnership, BMC, Westboy, any Subsidiary or Red Lion.

                  (aa) The Company, the Partnership and Red Lion maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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                  (bb) Neither the Company, the Partnership or any Subsidiary,
         nor any director, officer, employee, agent or other person associated with or acting on behalf of any such entity, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (cc) Each of the Company, the Partnership and each Subsidiary has filed all tax returns required to be filed, which returns are complete and correct in all material respects, and none of the Company, the Partnership or any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                  (dd) No holder of any security of the Company has any right that has not been satisfied or waived to require registration of any Common Shares or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                  (ee) Commencing with the Company's short taxable year ending December 31, 1996, the Company has elected to, is qualified to and intends to remain qualified to, be taxed as a "real estate investment trust" pursuant to Sections 856 through 860 of the Code and the rules and regulations thereunder, and the Company's method of operation as described in the Registration Statement enables it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Upon consummation of the Proposed Merger, the Company will remain qualified to be taxed as a real estate investment trust under the Code and the rules and regulations thereunder and its method of operation will continue to enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

                  (ff) None of the Company, the Partnership or any Subsidiary is now, and, after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

                  (gg) The Company, the Partnership, the Subsidiaries and Red Lion and, to the knowledge of the Company or the Partnership, each lessee of the Hotels and the Doubletree Hotels, own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and neither of the Company, nor the Partnership is aware of any claim to the contrary or any challenge by any other person to such rights of the Company, the Partnership any Subsidiary, Red Lion or lessee with respect to the foregoing.

                  (hh) Other than this Agreement and as set forth in the Prospectus under the heading "Underwriting," there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

                  (ii) Except as described in the Registration Statement and the Prospectus, the Company, the Partnership, each Subsidiary and Red Lion
         (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals under applicable Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the Registration Statement, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case under clauses (i) - (iii) except to the extent that any noncompliance or failure to be in receipt thereof would not be reasonably likely to have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operation of the Company, the Partnership, any Subsidiary or Red Lion, as applicable. Except as described in the Registration Statement and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company, the Partnership or Red Lion.

                  (jj) Each of the Hotels and the Doubletree Hotels complies in all material respects with all applicable codes and zoning laws and resolutions, and there is no pending or, to the knowledge of the Company or the Partnership, threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Hotels and the Doubletree Hotels, other than the Bellevue Action. The improvements comprising any portion of each Hotel's and Doubletree Hotel's property (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company, the Partnership or Red Lion, and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of defects (for which provision to repair has not been made) which would, singly or in the aggregate, be reasonably likely to have a material adverse effect on the Company, the Partnership or Red Lion.

                  (kk) The franchise agreements with respect to each of the Hotels (other than French Lick Springs Resort), and the license agreement with respect to the Doubletree Hotels, are in full force and effect; and none of the Company, the Partnership, BMC, Westboy or any Subsidiary or affiliates have received any notice of default, or have knowledge of any event that with notice or lapse of time, or both, would constitute a default, under any such franchise agreements, which, if uncured, would, singly or in the aggregate, be reasonably likely to have a material adverse affect on the Company, the Partnership or Red Lion.

                  (ll) The Shares have been approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance.

                  (mm) The Company has complied with all provisions of Florida Statutes ss. 517.075, relating to issuers doing business with Cuba.

                  (nn) Except as described in the Prospectus or the Registration Statement, pursuant to the exercise of existing options, the 1,000 Common Shares granted to an executive officer of the Company in December 1997 and the 20,000 Common Shares sold to BMC on September 5, 1997, the Company has not sold or issued any Common Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

                  (oo) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (pp) No labor disturbance by the employees of the Company, the Partnership, BMC or any Subsidiary exists or, to the knowledge of the Company or the Partnership, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company or the Partnership.

                  (qq) The Company, the Partnership, the Subsidiaries and Red Lion are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Partnership, any Subsidiary or Red Lion would have any material liability; neither the Company, the Partnership, any Subsidiary or Red Lion has incurred or expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each "pension plan" for which the Company, the Partnership, any Subsidiary or Red Lion would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (rr) Except for the Proposed Merger, neither the Company, the Partnership, nor any Subsidiary is party to or is otherwise subject to a "probable" business combination within the meaning of Rule 3-05 of Regulation S-X that would require the Company to file financial statements pursuant to such rule.

         Notwithstanding anything herein to the contrary, all representations and warranties made herein by the Company or the Partnership with respect to Red Lion or the Doubletree Hotels shall be deemed to be made only to the best knowledge of the Company and the Partnership, respectively, after due inquiry.

         Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          2. Agreements to Sell and Purchase. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to each Underwriter, severally and not jointly, and, upon the basis of the representations, warranties and agreements of the Company and the Partnership herein contained and subject to all the terms and conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_______ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional number of Firm Shares which such Underwriter has become obligated to purchase pursuant to the provisions of Section 9 hereof.

         In addition, the Company grants to the Underwriters an option to purchase up to 675,000 Option Shares at a price of $____ per share. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable only as provided in Section 4 hereof. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Shares set forth opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Shares other than in 100 share amounts.

          3. Offering of Shares by the Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4. Delivery and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First

Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

         At any time on or before the thirtieth day after the date of this Agreement the option granted in Section 2 may be exercised by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Shares are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

         Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Second Delivery Date.

         5. Agreements of the Company and the Partnership. Each of the Company and the Partnership agree with the several Underwriters as follows:

                  (a) The Company shall prepare the Prospectus in a form approved by the Representatives and cause the Prospectus to be filed pursuant to Rule 424 under the Securities Act within the time prescribed therein and to notify you promptly of such filing.

                  (b) The Company will advise the Representatives immediately and if so requested by you, will confirm such advice in writing: (i) when any amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; (ii) of any request or proposed request of which the Company becomes aware by the Commission for any amendment to the Registration Statement, a supplement to the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any stop order proceedings of which the Company becomes aware; (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose of which the Company becomes aware; and (v) within the period during which the Prospectus is required to be delivered under the Securities Act or the Exchange Act, of any material change in the Company's condition, financial or otherwise, business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the Rules and Regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or there shall be any such suspension of the qualification of the Shares, the Company will make every reasonable effort to obtain the withdrawal of such order or suspension at the earliest possible time.

                  (c) The Company will promptly furnish to the Representatives and their counsel, without charge, one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all consents and exhibits to the Registration Statement and all documents incorporated by reference therein, and will also promptly furnish to the Representatives and their counsel without charge such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, as the Representatives may reasonably request.

                  (d) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the Rules and Regulations), will furnish the Representatives with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (e) The Company will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

                  (f) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as originally filed and as amended or supplemented and including all documents incorporated by reference therein) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act or the respective applicable rules and regulations of the Commission thereunder.

                  (g) Within the period during which the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will (i) timely file all reports and any definitive proxy or information statements required to the filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and (ii) comply with all requirements imposed on it by the Securities Act and the Rules and Regulations, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated in this Agreement and the Prospectus. If during such period any event shall occur as a result of which the Prospectus as then amended or supplemented, in the opinion of counsel for the Underwriters, would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will forthwith amend or supplement Registration Statement or the Prospectus (in form and substance satisfactory to counsel for the Underwriters and at the expense of the Company) so as to correct such statement or omission or effect such compliance, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                  (h) The Company will cooperate with the Representatives and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities, real estate syndication or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits or to taxation, other than those matters arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (i) The Company will make generally available to its security holders as soon as practicable but no later than 15 months after the end of the Company's current fiscal quarter an earnings statement (in form complying with the provisions of Section

         11(a) of the Securities Act and Rule 158 of the Rules and Regulations), which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules and Regulations, covering a twelve-month period commencing after the date the Prospectus is filed pursuant to Rule 424 of the Rules and Regulations.

                  (j) For a period of five years following the date of this Agreement, the Company will furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (k) For a period of five years following the date of this Agreement, the Company will cause BMC to furnish to the Representatives and the Company, not less than annually, audited financial statements (and to the Company only, quarterly unaudited financial statements) with respect to BMC, and the Company shall further include such financial statements in the periodic reports required to be filed by the Company pursuant to the Securities Act or the Exchange Act or the rules promulgated thereunder, if so required by either such Act or rules.

                  (l) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Partnership jointly and severally agree to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by the Representatives in connection herewith.

                  (m) The Company and the Partnership will apply the net proceeds from the sale of the Shares to be sold hereunder in accordance with the description set forth in the Prospectus under the caption "Use of Proceeds."

                  (n) For a period of 180 days after the date of the Prospectus, neither the Company nor the Partnership, directly or indirectly, (1) will offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares or Units or any securities convertible into or exercisable or exchangeable for Common Shares or Units or grant any options or warrants to purchase Common Shares or Units (other than the Shares and except pursuant to the Company's Long-Term Incentive Plan and Directors Deferred Compensation Plan, as such plans exist on the date hereof, pursuant to the Merger Agreement or the Assignment Agreement (as defined in the Merger Agreement) or pursuant to currently existing Exchange Rights), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares or Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.

                  (o) The Company has applied for the inclusion of the Shares on the NYSE and will use its best efforts to complete that inclusion, subject only to official notice of issuance, prior to the First Delivery Date.

                  (p) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company and the Partnership have not taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                  (q) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

                  (r) The Company and the Partnership shall take steps as shall be necessary to ensure that none of the Company, the Partnership or any Subsidiary or any other subsidiary shall become an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

                  (s) The Company shall enforce those provisions of the contribution agreements entered into in connection with the formation of the Company pursuant to which the partners of the partnerships owning the Initial Hotels contributed to the Partnership their interests in such entities, the Partnership Agreement, and the Alignment of Interests Agreement by and among the Company, the Partnership, BMC, The Boykin Group, Inc., Purchasing Concepts, Inc. and Robert W. Boykin and John E. Boykin, dated as of November 4, 1996, that, with respect to the individuals and entities set forth therein,
         (i) prohibit either the offer or contract to sell, the pledge of or other disposition of any Units or Common Shares or any securities convertible into or exercisable or exchangeable for Units or Common Shares, or the grant of any options or warrants to purchase Common Shares or (ii) require the purchase and retention of Units or Common Shares.

          6. Indemnification and Contribution. (a) The Company and the Partnership shall jointly and severally indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the

Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Partnership shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any act or failure to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         The foregoing indemnity agreement with respect to any Preliminary Prospectus, Prospectus or Registration Statement shall not inure to the benefit of any Underwriter (or its officers and employees or any person who controls such Underwriter within the meaning of the Securities Act) from whom the person asserting any such loss, claims, damages or liabilities purchased Shares if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; provided, that the Company has complied with its obligation under Section 5(f) of this Agreement to provide copies of the Prospectus to such Underwriter.

                  (a)(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its officers who signed the Registration Statement, each of its directors, each person, if any, who controls the Company within the meaning of the Securities Act and the Partnership from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person or the Partnership may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall promptly reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person or the Partnership.

         (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or the Partnership under this Section 6 if the Representatives shall have been advised by their counsel that there may be one or more legal defenses available to them which are different from or additional to those available to the Company and the Partnership (in which case the Company and the Partnership shall not have the right or obligation to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Partnership shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons) and in that event the fees and expenses of such separate counsel shall be paid by the Company or the Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (after deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total price to public of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Partnership or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Partnership and the information supplied by the Company shall also be deemed to have been supplied by the Partnership. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the Partnership or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees, directors or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

          7. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Partnership contained herein, to the performance by the Company and the Partnership of their obligations hereunder and to each of the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, including the filing of the Prospectus, required by Rules 424 and 430A under the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, business, properties, net worth, or results of operations of the Company, the Partnership, BMC, Westboy, any Subsidiary or Red Lion not contemplated by the Prospectus, which in the opinion of the Representatives, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any partner, officer, director or trustee of the Company or the Partnership or which makes any statement of a material fact made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, adversely affect the market for the Shares.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Willkie Farr & Gallagher, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) You shall have received, on such Delivery Date, the favorable opinion of Baker & Hostetler LLP, counsel for the Company and the Partnership, dated such Delivery Date, in form and substance satisfactory to counsel for the Underwriters and addressed to the Representatives to the effect that:

                           (i) The Company is a corporation duly organized and
                  validly existing in good standing under the laws of the State of Ohio with full corporate power and authority to conduct its business in which it is engaged as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and to enter into and perform its obligations under this Agreement and the Merger Agreement; the Company is duly registered or qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of the Company;

                           (ii) The Partnership has been duly formed and is
                  validly existing as a limited partnership under the laws of the State of Ohio; the Partnership has partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Merger Agreement; the Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Partnership; and the Company is the sole general partner of the Partnership;

                           (iii) BMC is a duly organized and validly existing
                  limited liability company in good standing under the laws of the State of Ohio. BMC has all requisite limited liability company power and authority to conduct its business as described in the Registration Statement and the Prospectus. BMC is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operations of BMC;

                           (iv) Each of the Subsidiaries has been duly formed
                  and is validly existing or is in full force and effect as a corporation, limited partnership or limited liability company, as the case may be, in its appropriate jurisdiction with corporate, partnership or limited liability company, as the case may be, power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. To the best knowledge of such counsel, each of the partnership agreements or operating agreements, as applicable, of the Subsidiaries is in full force and effect;

                           (v) All of the outstanding capital shares of Boykin I
                  and Boykin II is owned by the Company; all of the outstanding interests in Boykin LP are owned by Boykin I and Boykin II; the Partnership is the sole member and owns all of the outstanding interests in Hunt Valley; Hunt Valley is the sole general partner and owns a 91% general partnership interest in Shawan; the Partnership is the sole general partner and owns a 91% general partnership interest in Boystar and is a member owning a 100%, 91% and 80% interest in Doughboy, Boykin San Diego and Boykin Kansas City, respectively; all of such interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable (subject to capital call provisions contained in the partnership agreements and operating agreements of the Subsidiaries that are partnerships or limited liability companies, respectively) and are owned directly or indirectly by the Company or Partnership, as the case may be, free and clear of all liens, encumbrances, equities, claims, security interests, voting rights and charges; except for the Partnership and the Subsidiaries, to the best knowledge of such counsel, the Company does not own or control, directly or indirectly, any corporation, partnership, limited liability company, association or other entity;

                           (vi) The authorized and outstanding capital shares of
                  the Company are as set forth under the caption "Capitalization" in the Prospectus; and the authorized Common Shares of the Company conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Common Shares;"

                           (vii) All the Common Shares of the Company
                  outstanding prior to the issuance of the Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights arising by operation of law or under the Articles of Incorporation or Code of Regulations of the Company, or, to the best knowledge of such counsel, any other agreement;

                           (viii) The Shares have been duly authorized for
                  issuance and sale to the Underwriters and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof will be validly issued, fully paid and non-assessable, and free of any preemptive or similar rights arising by operation of law or under the Articles of Incorporation or Code of Regulations of the Company or, to the best knowledge of such counsel, any other agreement;

                           (ix) The form of certificates for the Shares is in
                  due and proper form and complies with all applicable Ohio statutory and NYSE requirements;

                           (x) The issuance of general partnership interests by
                  the Partnership in exchange for the Company's contribution to the Partnership of the net proceeds of the sale of the Shares to the Underwriters hereunder has been duly authorized and, when such interests are issued in the manner set forth in the Prospectus, they will be validly issued, fully paid and non-assessable; such general partnership interests have been and will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws), are not and will not be issued in violation of or subject to any preemptive or other rights to subscribe for or purchase securities arising by operation of law or under the Partnership Agreement or, to the best knowledge of such counsel, any other agreement, and conform in all material respects to the description thereof contained in the Prospectus;

                           (xi) The Registration Statement and all
                  post-effective amendments filed on or prior to such Delivery Date, if any, have become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and the filing of the Prospectus pursuant to Rule 424(b) under the Rules and Regulations has been made in accordance with Rule 424(b);

                           (xii) This Agreement has been duly authorized,
                  validly executed and delivered by the Company and the Partnership and is a legal, valid and binding agreement of the Company and the Partnership enforceable against the Company and the Partnership in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's and the Partnership's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                           (xiii) The execution and delivery of, and the
                  performance by the Company, the Partnership and the other Subsidiaries party thereto of their respective obligations under, the Merger Agreement, have been duly and validly authorized by the each such person, and the Merger Agreement has been duly executed and delivered by each such person and constitutes the valid and legally binding agreement of each such person, enforceable against each of them in accordance with its terms, subject to the qualification that the enforceability of each such person's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                           (xiv) None of the Company, the Partnership or any
                  Subsidiary is (A) in violation of its articles of incorporation or code of regulations, certificate of limited partnership or partnership agreement, articles of organization or operating agreement, as the case may be, or (B) to the best knowledge of such counsel, in material default in the performance of any obligation, covenant or condition contained in any agreement or other instrument filed as an exhibit to the Registration Statement or incorporated by reference therein, except as may be disclosed in the Prospectus;

                           (xv) Neither the offer, sale or delivery of the
                  Shares, the execution, delivery or performance of this Agreement, compliance by the Company or the Partnership with the provisions hereof nor consummation by the Company or the Partnership of the transactions contemplated hereby (x) conflicts or will conflict with or constitutes or will constitute a breach, or default under, (A) the articles of incorporation or code of regulations, certificate of limited partnership or partnership agreement, articles of organization or operating agreement, as the case may be, of the Company, the Partnership or any Subsidiary or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company, the Partnership or any Subsidiary is a party or by which it or any of its properties may be bound, or (y) violates any United States federal, state or local statute, law, regulation (assuming compliance with all applicable state securities, real estate syndication and Blue Sky laws) or filing or judgment, injunction, order or decree known to such counsel applicable to the Company, the Partnership or any Subsidiary or any of their respective properties, or (z) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Partnership or any Subsidiary pursuant to the terms of any agreement or instrument known to such counsel to which either of them is a party or by which either of them may be bound or to which any of its property or assets is subject;

                           (xvi) No consent, approval, authorization or other
                  order of, or registration or filing with, any United States federal, state or local court, regulatory body, administrative agency or other United States federal, state or local governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities, real estate syndication or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                           (xvii) The Registration Statement and the Prospectus
                  and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) complies as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                           (xviii) Each document incorporated by reference in
                  the Prospectus (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                           (xix) To the best knowledge of such counsel, (A)
                  other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company, the Partnership or any Subsidiary or to which the Company, the Partnership or any Subsidiary or any of their respective property is subject, which, if determined adversely to the Company, the Partnership or any Subsidiary would have a material adverse effect on the condition, financial or otherwise, business, properties, net worth or results of operation of such entity, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or the Prospectus by the Securities Act or by the Rules and Regulations that that are not so described or filed as exhibits or incorporated by reference therein as permitted by the Rules and Regulations;

                           (xx) To the best knowledge of such counsel, neither
                  the Company, the Partnership, nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the Partnership, or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company, the Partnership, or any Subsidiary except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, business, properties, net worth, or results of operation of such entity as applicable;

                           (xxi) The statements in the Registration Statement
                  and Prospectus under the captions "Risk Factors," "The Company," "Lessees," "Business and Properties," "Management," "The Partnership," "Description of Preferred Shares" and "Description of Common Shares," and in the Form 8-K of the Company, dated December 30, 1997, insofar as those statements are descriptions of contracts, agreements or other legal documents, or constitute statements of law or legal conclusions, are accurate and present fairly the information required to be shown in all material respects;

                           (xxii) Except as described in the Prospectus, there
                  is no duly authorized and outstanding option, warrant or other right calling for the issuance of, nor any duly authorized commitment, plan or arrangement to issue, any Common Shares of the Company or any right or security directly or indirectly convertible into or exchangeable or exercisable for any Common Shares of the Company or for any such right or security;

                           (xxiii) Except as described in the Prospectus, to the
                  best knowledge of such counsel, there is no contractual right duly authorized by the Company (A) to cause the Company to sell or otherwise issue or to permit underwritten sale of the Shares, (B) to have any Common Shares or other securities of the Company included in the Registration Statement or (C) as a result of the filing of the Registration Statement, to require registration under the Securities Act of any Common Shares or other securities of the Company;

                           (xxiv) There are no preemptive rights, or except as
                  set forth in the Prospectus, other rights to subscribe for or to purchase, nor, except as set forth in the Prospectus or the Company's Amended Articles of Incorporation filed as an exhibit to the Registration Statement, are there any restrictions upon the voting or transfer of, any Shares pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

                           (xxv) The Company has been and is organized in
                  conformity with the requirements for qualification as a real estate investment trust under the Code, and the Company meets the requirements for qualification and taxation as a "real estate investment trust" under the Code commencing with the Company's taxable year ending December 31, 1996; after giving effect to the Proposed Merger, the Company will continue to meet such requirements for qualification and taxation as a real estate investment trust; and the description of federal income tax matters and consequences described under "Federal Income Tax Considerations" in the Registration Statement, as modified and supplemented by the description under the captions "Risk Factors -- Tax Risks" and "Certain Federal Income Tax Considerations" in the Prospectus, is an accurate general summary in all material aspects of the information described therein;

                           (xxvi) The Partnership and each Subsidiary (other
                  than Boykin I and Boykin II) has, since its formation, been properly treated for purposes of the Code and applicable state law as a partnership and not as a association taxable as a corporation or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code; Boykin I and Boykin II are "qualified REIT subsidiaries" within the meaning of
                  Section 856(i) of the Code; no direct or indirect owner of any lessee, and no lessee, of any Hotel or Doubletree Hotel owns any direct or indirect interest in the Company or the Partnership such that any rent under any lease would not constitute "rent from real property" within the meaning of
                  Section 856(d) of the Code; each of Boykin LP, Hunt Valley and Doughboy either (A) since its formation, has been properly treated for purposes of the Code and applicable state law as a partnership and not as a association taxable as a corporation or a "publicly traded partnership" within the meaning of
                  Section 7704(b) of the Code or (B) is disregarded as a matter of law for federal tax purposes; and

                           (xxvii) None of the Company, the Partnership, nor any
                  Subsidiary is now, and after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

                           Such counsel may rely on certificates of officers of
                  the Company and the Partnership and other appropriate persons with respect to factual matters relevant to the opinions to be rendered under items (ii), (iii), (iv), (xix), (xxv), (xxvi) and (xxvii), above.

                           In addition, such counsel shall also state that,
                  although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe (I) that the Registration Statement, at the time the Registration Statement became effective, or the Prospectus, as of its date and as of such Date of Delivery, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date and as of such Date of Delivery, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus) or
                  (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and other financial and statistical data).

                           Such counsel shall also reaffirm as of such Delivery
                  Date their opinions filed as Exhibits 5.1 and 8.1 to the Registration Statement.

                  (e) The favorable opinion of Willkie Farr & Gallagher, counsel for the Underwriters, dated such Delivery Date, with respect to the matters referred to in clauses (xi) and (xvii) of the foregoing paragraph (d).

                  (f) (i) At the time of execution of this Agreement, the Representatives shall have received from each of Arthur Andersen LLP, KPMG Peat Marwick LLP, Deloitte & Touche LLP and Rhea and Ivy, P.L.C., a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (y) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (ii) With respect to the letters of Arthur Andersen LLP, KPMG Peat Marwick LLP, Deloitte & Touche LLP and Rhea and Ivy, P.L.C. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (x) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (y) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (z) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Partnership, shall be contemplated by the Commission at or prior to such Delivery Date; (ii) there shall not have been any change in the Common Shares of the Company nor any material increase in the short-term or long-term debt of the Company, the Partnership or any Subsidiary (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, business, prospects, properties, net worth or results of operations of the Company, the Partnership or any Subsidiary; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of such Delivery Date as if made on and as of such Delivery Date, and the Representatives shall have received a certificate, dated the such Delivery Date and signed by the chief executive officer and chief financial officer (or such other officers as are acceptable to the Representatives) of the Company (as to such representations and warranties made by the Company and the Partnership) to the effect set forth in this Section 7(g).

                  (h) The Company or the Partnership shall not have failed at or prior to such Delivery Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to such Delivery Date.

                  (i) Prior to commencement of the offering of the Shares, the Shares shall have been approved for listing, subject to official notice of issuance, on the NYSE.

                  (j) On such Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Representatives.

         Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

          8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the NYSE; (vi) the registration or qualification of the Shares for offer and sale under the securities, real estate syndication or Blue Sky laws of the several states as provided in Section 5(h) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to potential purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

          9. Default by One or More of the Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 8. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

          10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the First Delivery Date or any Date of Delivery (if different from the First Delivery Date and then only as to the Option Shares), as the case may be,
(a) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (b) trading in securities generally on the NYSE, the American Stock Exchange or the Nasdaq National Market or of the Common Shares on the NYSE, shall have been suspended or materially limited, (c) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (d) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegraph, telecopy or telephone and shall be subsequently confirmed by letter. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Sections 5(l) and 8 hereof.

          11. Information Furnished by the Underwriters. The Underwriters severally confirm and the Company and the Partnership acknowledge that the statements with respect to the public offering of the Shares by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the third and twelfth paragraphs appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., Three World Financial Center, 10th Floor, New York, NY 10285; and

                  (b) if to the Company or the Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
         Robert W. Boykin, Fax: (216) 241-1329;

provided, however, that any notice to an Underwriter pursuant to Section 6(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Partnership and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Partnership and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the NYSE is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement of the Company, the Partnership and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             BOYKIN LODGING COMPANY


                                             By: ------------------
                                                  Name:
                                                  Title:

                                             BOYKIN HOTEL PROPERTIES, L.P.

                                             By: Boykin Lodging Company , its
                                                   general partner

                                             By:  ---------------
                                                  Name:
                                                  Title:

Accepted:

LEHMAN BROTHERS INC.
BT ALEX. BROWN INCORPORATED
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
EVEREN SECURITIES, INC.
McDONALD & COMPANY SECURITIES, INC.

For themselves and as Representatives
of the several Underwriters named in
Schedule I hereto

         By Lehman Brothers Inc.

         By:
            ----------------------
            Authorized Representative

                                   SCHEDULE I

                                                                      Number of
         Underwriters                                                  Shares
         ------------                                                  ------

         Lehman Brothers Inc...................................
         BT Alex. Brown Incorporated...........................
         A.G. Edwards & Sons, Inc. ............................
         Morgan Stanley & Co. Incorporated.....................
         EVEREN Securities, Inc. ..............................
         McDonald & Company Securities, Inc. ..................











                                                                    -----------


                          Total                                     4,500,000
                                                                    ===========